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                                                                  EXHIBIT 12.(a)


NORSTAN, INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                                        ---------
                                                          THREE    -----------------------------------------------------------------
                                                          MONTHS                             YEAR ENDED
                                                          ENDED    -----------------------------------------------------------------
                                                         7/28/01     4/30/97      4/30/98      4/30/99       4/30/00       4/30/01
                                                        ---------  -----------  -----------  -----------  ------------  ------------
EARNINGS:

   Pre-tax income from continuing operations         $  153,000 $17,317,000   $ 6,646,000  $ 6,472,000  $(32,579,000)  $(20,343,000)
   Plus - Fixed charges (see below)                   2,309,500   5,549,465     7,761,633    9,305,789    10,678,375     11,033,508
            Amortization of capitalized interest             --          --            --           --            --             --
            Dist income of equity investees                  --          --            --           --            --             --
            Pre-tax losses of equity investees               --          --            --           --            --             --
                                                     ----------  ----------    ----------   ----------   -----------    -----------
                                           subtotal   2,462,500  22,866,465    14,407,633   15,777,789   (21,900,625)   (9,309,492)
   Less - Interest capitalized                               --          --            --           --            --             --
             Preference security dividend
               requirements                                  --          --            --           --            --             --

                                                     ----------  ----------    ----------   ----------   -----------    -----------
                                           EARNINGS   2,462,500  22,866,465    14,407,633   15,777,789   (21,900,625)   (9,309,492)
                                                     ==========  ==========    ==========   ==========   ===========    ===========


FIXED CHARGES:

   Interest Expensed/Capitalized                (1) $ 1,446,000 $ 1,866,000   $ 3,909,000  $ 4,782,000   $ 6,315,000    $ 7,988,000
   Amortized costs related to indebtedness      (2)     218,833      45,465        21,300       52,122        66,708        322,175
   Estimated interest within rental expense     (3)     644,667   3,638,000     3,831,333    4,471,667     4,296,667      2,723,333
   Preference security dividend requirements                 --          --            --           --            --             --
                                                     ----------  ----------    ----------   ----------   -----------    -----------
                                      FIXED CHARGES   2,309,500   5,549,465     7,761,633    9,305,789    10,678,375     11,033,508
                                                     ==========  ==========    ==========   ==========   ===========    ===========


                 RATIO OF EARNINGS TO FIXED CHARGES        1.07        4.12          1.86         1.70         (2.05)        (0.84)
                                                     ==========  ==========    ==========   ==========   ===========    ===========

                                         DEFICIENCY        N/A         N/A            N/A          N/A    32,579,000     20,343,000
                                                     ==========  ==========    ==========   ==========   ===========    ===========

                                          (1)  Interest Expense as reported on Forms 10-K and 10-Q (no capitalized interest to report).

                                          (2)  Amortization of deferred financing costs (capitalized fees related to bank agreements).

                                          (3)  One-third of total rent expense (lease expense per notes to consolidated financial statements included in Form 10-K).

                                                        1,934,000  10,914,000    11,494,000   13,415,000    12,890,000     8,170,000
                                                               /3          /3            /3           /3            /3            /3
                                                       ----------  ----------    ----------   ----------   -----------   -----------
                                                          644,667   3,638,000     3,831,333    4,471,667     4,296,667     2,723,333
                                                       ==========  ==========    ==========   ==========   ===========   ===========
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